Exhibit 99.1

BioTime Announces the Appointment of Jeffrey Janus as Vice President

Adds senior executive with significant experience in sales and marketing of research products

ALAMEDA, Calif.--(BUSINESS WIRE)--December 20, 2012--BioTime, Inc. (NYSE MKT: BTX) today announced the appointment of Jeffrey Janus as its Vice President of Sales and Marketing. Mr. Janus’ primary focus will be to create, market, and sell research products for BioTime and its subsidiaries in the expanding field of regenerative medicine. Mr. Janus has more than 25 years of experience and a proven track record of creating profitable commercial cell-based business.

“Jeffrey brings tremendous expertise in regenerative medicine, developing and selling research products and reagents, and building business units,” said Michael D. West, PhD, BioTime’s Chief Executive Officer. “We welcome Jeffrey to the BioTime team and look forward to working together with him in expanding our development, marketing, and sale of research products.”

“I am honored and excited to be a part of the BioTime team. It is especially gratifying to be working with BioTime’s partner LifeMap Sciences, Inc. and their unique and powerful on-line integrated database suite for genomic, biomedical and stem cell research. This in-depth database suite, linked to BioTime’s unique PureStem™ lines of standardized human progenitor cells, gives researchers a comprehensive set of tools to study human embryonic development and stem cell biology. Medical research has always depended upon the availability of standardized research products and information, and BioTime and LifeMap have become leaders in consolidating biomedical information with standardized stem cells.”

Mr. Janus was most recently Senior Vice President of Operations at International Stem Cell Corporation (OTCQB: ISCO), where he led the company to discover a process known as parthenogenesis resulting in functional human pluripotent stem cells without the use of fertilized human embryos, and was previously the CEO and founder of Lifeline Cell Technology, LLC, a subsidiary of ISCO. Prior to that, he was a member of the founding team that created Clonetics Corporation and the Clonetics brand of primary human cell products. In addition to his extensive experience in developing and selling cell-based products to the research market, Mr. Janus has led teams of scientists both internally and through external domestic and international collaborations with major academic institutions to conduct research. He has grown several biotechnology companies from the ground up, from licensing or patenting intellectual property, to building teams to develop, manufacture and market products profitably. He has a deep understanding of the process of creating and managing teams and has used the strategic planning process to great success.

Mr. Janus has a Masters Degree in Business Administration from California State University, San Diego and a Bachelor Degree in Biochemistry from the University of California at Davis and is a published author of breakthrough papers in the field of parthenogenesis and stem cell research.

About BioTime, Inc.

BioTime, headquartered in Alameda, Calif., is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc., markets GeneCards®, the leading human gene database, and has developed an integrated database suite to complement GeneCards® that includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap is also marketing BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc., and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia
Chief Financial Officer
510-521-3390, ext 367
pgarcia@biotimemail.com
or
Judith Segall
510-521-3390, ext 301
jsegall@biotimemail.com